Exhibit 99.1

BioPharmX Corporation Reports First Quarter Financial Results

MENLO PARK, Calif., June 14, 2016 /PRNewswire/ -- BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology and women's health, today announced its financial results for the first quarter ended April 30, 2016.

Recent Highlights:

  Completed full-patient enrollment in a Phase 2a study of BPX-01 topical antibiotic for acne.  The study will assess the safety of BPX-01 in 30 patients and has endpoints that include the reduction of P. acnes and cutaneous tolerance of the BPX-01 formulation.
  Poised to commence a Phase 2b study of BPX-01 topical antibiotic for acne.  The study is expected to begin in July and will assess efficacy of BPX-01 on lesions caused by P. acnes.
  Actively engaged in discussions of potential partnership with women's health and consumer package goods companies to accelerate sales of Violet® iodine and maximize value to BPMX shareholders.

"We are staying on our accelerated schedule for Phase 2a and Phase 2b studies of BPX-01, confirming that the BioPharmX strategy of building products around proven, popular drugs eliminates many barriers that delay regulatory review," said Anja Krammer, president of BioPharmX Corporation. "Meanwhile, the interest being expressed in Violet by potential partners indicates that it may fill an unmet need in the market."

First Quarter Financial Results

For the first quarter ended April 30, 2016, total operating expenses were $4.5 million, compared with total operating expenses of $3.2 million in the prior fiscal year's first quarter. The increase in operating expenses resulted primarily from higher spending for the company's acne drug clinical trials.

Net loss for the first quarter was $4.5 million, or $0.17 per share, compared with a net loss of $3.9 million, or $0.33 per share, during the prior fiscal year's first quarter.

Excluding stock-based compensation expense and amortization of purchased intangible assets, non-GAAP net loss for the first quarter was $4.2 million, or $0.16 per share. During the first quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.1 million, or $0.27 per share.

Cash and cash equivalents as of April 30, 2016, were $4.0 million.

Conference Call & Webcast

BioPharmX will host a conference call at 4:30 p.m. Eastern Time on Tuesday, June 14, 2016, to discuss its first quarter financial results. A live webcast of the conference call will be available online on the Investors page of BioPharmX corporate website at http://www.biopharmx.investorroom.com/events. You may also access this call through an operator by dialing (866) 652-5200 for domestic callers, or (412) 317-6060 for international callers, and requesting to join the BioPharmX Corporation call.

A telephonic replay of the call will be available through midnight Eastern Time on June 14, 2016. The replay dial-in numbers are (877) 344-7529 for domestic callers and (412) 317-0088 for international callers; reference Conference ID: 10083618. The webcast also will be available on the BioPharmX website for 90 days following completion of the call.

About BioPharmX® Corporation

BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures

BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the success of the commercialization of Violet iodine, the effectiveness of BPX-01 and the successful advancement of the company's product candidates and research and development pipeline, including the results and endpoints of the Phase 2a study, the commencement and effectiveness of the Phase 2b study, the results of any partnership discussions, including those involving Violet, the effects such discussions may have on Violet iodine sales and shareholder value, the speed with which our products meet regulatory approval and the market opportunity we face. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended January 31, 2016. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX and Violet are registered trademarks of BioPharmX, Inc.

---TABLES TO FOLLOW---

BIOPHARMX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2016	2015

Revenues, net	$ 33	$ 4
Cost of goods sold	20	9
Gross margin (deficit)	13	(5)

Operating Expenses
Research and development	2,173	1,076
Sales and marketing	1,107	1,081
General and administrative	1,193	1,026
Total operating expenses	4,473	3,183

Loss from operations	(4,460)	(3,188)
Other income (expense)	1	(436)
Loss before income taxes	(4,459)	(3,624)
Provision for income taxes	2	-
Net and comprehensive loss	(4,461)	(3,624)

Accretion on Series A convertible redeemable preferred stock	-	(123)
Deemed dividend on Series A convertible redeemable preferred stock	-	(116)
Net loss available to common stockholders	$ (4,461)	$ (3,863)

Net loss per share
Basic and diluted	($0.17)	($0.33)
Shares used in computing net loss per share
Basic and diluted	26,202	11,741

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	April 30,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$ 4,038	$ 4,039
Accounts receivable	6	7
Inventories	76	100
Prepaid expenses and other current assets	310	285
Total current assets	4,430	4,431

Property and equipment, net	205	216
Intangible assets, net	112	119
Other assets	60	85
Total assets	$ 4,807	$ 4,851

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,394	$ 1,777
Accrued expenses and other current liabilities	946	1,020
Total current liabilities	3,340	2,797

Stockholders' equity	1,467	2,054

Total liabilities and stockholders' equity	$ 4,807	$ 4,851

BIOPHARMX CORPORATION Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders (in thousands, except per share amounts; unaudited)

		Three Months Ended
		April 30,
		2016	2015

GAAP net loss available to common stockholders		$(4,461)	$ (3,863)

Expense related to modification of warrants		-	436
Amortization of purchased intangible assets		7	8
Stock-based compensation expense
-	Research and development	76	86
-	Sales and marketing	84	124
-	General and administrative	113	90
	Total stock-based compensation expense	273	300
Total reconciling items		280	744
Non-GAAP net loss available to common stockholders		$(4,181)	$ (3,119)

GAAP net loss available to common stockholders per share		$ (0.17)	$ (0.33)
Reconciling items
-	Expense related to modification of warrants	-	0.04
-	Amortization of purchased intangible assets	-	-
-	Stock-based compensation expense	0.01	0.02

Non-GAAP net loss per share: basic and diluted		$ (0.16)	$ (0.27)

Shares used in computing non-GAAP net loss per share
Basic and diluted		26,202	11,741

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CONTACT: Media Contact, Nina Brauer, nbrauer@biopharmx.com, (650) 889-5030, or Investor Relations, Jeffrey Awalt, investors@biopharmx.com, (713) 825-3565